                                                   UNITED STATES

       SECURITIES AND EXCHANGE COMMISSION

                                                             Washington, DC 20549

                                   FORM 8-K

       Current Report Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

                      Date of Report (Date of earliest event reported): April 17, 2006

                                                         CSP Incorporated

                                       (Exact name of the registrant as specified in its charter)

Massachusetts

(State or other jurisdiction of incorporation)

                             0-10843                               04-2441294

(Commission File Number) (IRS Employer Identification No.)

                      43 Manning Road, Billerica, Massachusetts              01821-3901

                      (Address of principal executive offices)                   (Zip Code)

                                                                     (978) 663-7598

                                           (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Item 2.02   Results of Operations and Financial Condition.

On April 17, 2006, CSP Inc. (the "Company") issued a press release announcing its financial results for the first quarter fiscal year 2006 which ended December 31, 2005. A copy of the press release relating to such announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information set forth in this Form 8-K, including the exhibits attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that Section. The information in this Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01   Financial Statements and Exhibits.

(c) Exhibits

99.1 Press Release Dated April 17, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSP INC.

Date: April 18, 2006 By: /s/Gary W. Levine

Gary W. Levine

Vice President Finance and

Chief Financial Officer

Exhibit 99.1

Contact:

Gary Levine

Chief Financial Officer

CSP Inc.

Tel: 978.663.7598 ext. 1200

Fax: 978.663.0150

CSP INC. REPORTS FIRST-QUARTER FISCAL 2006 FINANCIAL RESULTS

BILLERICA, MA, April 17, 2006 - CSP Inc. (NASDAQ: CSPI), a provider of IT solutions, systems integration services and dense cluster computing systems, today reported financial results for the first quarter of fiscal 2006 ended December 31, 2005.

For the first quarter of fiscal 2006, CSP Inc. reported sales of $15.1 million compared with $14.1 million in the first quarter of fiscal 2005. CSP's first quarter net loss was $546,000, or $0.15 per share, compared with net income of $237,000, or $0.06 per diluted share, for the first quarter a year ago. During the first quarter the Company recorded compensation expense of $58,000 for the initial adoption of SFAS 123 (R) Share Based Payment for employee and director stock options and the employee stock purchase plan.

"While we achieved year-over-year revenue growth in the first fiscal quarter, our bottom-line performance was disappointing for several reasons," stated CSP President and Chief Executive Officer Alex Lupinetti. "At the MultiComputer systems segment, margins were affected by product mix as well as lower year-over-year revenues. As we previously announced, we expected that we would not record significant MultiComputer revenues in the first fiscal quarter due to the timing of orders. At MODCOMP, which comprises our service and system integration segment, our Systems and Solutions Division in Florida was disrupted for an extended period in October due to Hurricane Wilma, and our IT systems integration business in Germany experienced increased pricing pressure that results in reduced margins."

"We are encouraged about our MultiComputer business," continued Lupinetti. "During the first quarter, we received multiple orders for MultiComputers as we continued to see interest in our fully ruggedized open source products. We look forward to capitalizing on further opportunities for customers seeking equipment to operate in harsh and confined shipboard, airborne and land environments.

"At MODCOMP, we grew first-quarter revenue year-over-year on demand for our IT systems integration services and our best-of-breed integrated IT solutions," continued Lupinetti. "Our market share remains strong in both of these areas. As the demand for IT products and services in Europe improves, we plan to grow at MODCOMP by increasing sales and leveraging our strength in key markets. To do this, we plan to add to our sales force and capitalize on emerging opportunities in markets such as telecommunications and cable television. While we will focus on sales growth, we also will remain vigilant on cost controls. We anticipate that MODCOMP will recover the lost sales due to Hurricane Wilma by the end of the fiscal year."

"Looking forward," continued Lupinetti, "we believe we will see improvement in our overall margins in the second fiscal quarter as we report revenues from new MultiComputer orders. We expect to enhance margins at MODCOMP as the year progresses."

Safe Harbor

The Company wishes to take advantage of the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995 with respect to statements that may be deemed to be forward-looking under the Act. Such forward-looking statements may include, but are not limited to, those relating to future interest in the Company's MultiComputers, its expectations regarding MultiComputer orders in the second fiscal quarter, its plan to add to its sales force, enhance margins and sales volume at MODCOMP, its expectation that it will recover the sales volume that was lost due to Hurricane Wilma by the end of the fiscal year, and its expectation that it will see improvement in margins in the second quarter. The Company cautions that numerous factors could cause actual results to differ materially from any forward-looking statements made by the Company. Such risks include general economic conditions, market factors, competitive factors and pricing pressures, and others described in the Company's filings with the SEC. Please refer to the section on forward-looking statements included in the Company's filings with the Securities and Exchange Commission.

About CSP Inc.

Based in Billerica, Massachusetts and founded in 1968, CSP Inc. (Nasdaq: CSPI ) and its subsidiaries develop and market best-of-breed IT solutions, systems integration services, and high-performance computer systems. CSP's Systems segment includes the MultiComputer Division, which supplies high-performance Linux cluster systems for a broad array of defense applications, including radar, sonar and surveillance signal processing. The Company's MODCOMP, Inc. subsidiary, part of its Service and Systems Integration segment founded in 1970 and which includes the fiscal 2003 acquisition of Technisource, is a leading provider of IT solutions and systems integration services. MODCOMP works with third parties to develop customized solutions in the global IT markets and has offices in the U.S., U.K. and Germany. More information about CSP is available on the company's Web site at www.cspi.com. To learn more about MODCOMP, Inc., consult www.modcomp.com.

CSP INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	December 31,	September 30,
	2005	2005
Assets
Current assets:
Cash and short-term investments	$12,333	$12,727
Accounts receivable, net	7,355	6,891
Inventories	4,268	3,711
Other current assets	827	923
Total current assets	24,783	24,252
Property, equipment and improvements, net	1,065	1,179
Other assets	5,495	5,513
Total assets	$31,343	$30,944

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable and accrued expenses	8,453	7,581
Total current liabilities	8,453	7,581

Pension and retirement plans	7,193	7,129
Deferred income taxes	185	166

Shareholders' equity	15,512	16,068
Total liabilities and shareholders' equity	$31,343	$30,944

CSP INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data)

                                                               /----Three months ended------/

	Dec. 31	Dec. 31
	2005	2004
Sales:
Product	$11,938	$10,930
Service	3,158	3,162
Total sales	15,096	14,092

Cost of Sales:
Product	9,933	8,302
Service	2,214	2,091
Total cost of sales	12,147	10,393

Gross profit	2,949	3,699

Operating expenses:
Engineering and development	512	769
Selling, general & administrative	2,944	2,436
Total operating expenses	3,456	3,205

Operating income(loss)	(507)	494

Other income(expense), net	55	(9)

Income(loss) from continuing operations before income taxes taxes	(452)	485
Provision for income taxes	94	197
Net income from continuing operations	(546)	288

Loss from discontinued operations	--	(51)

Net Income(loss)	($546)	$237

Income(loss) per share from continuing operations - basic	($0.15)	$0.08
Loss per share from discontinued
operations - basic	--	($0.01)
Net income(loss) per share - basic	($0.15)	$0.07
Weighted average shares outstanding - basic	3,679	3,576

Income(loss) per share from continuing operations - diluted	($0.15)	$0.07
Loss per share from discontinued
operations - diluted	--	($0.01)
Net income per share - diluted	($0.15)	$0.06
Weighted average shares outstanding - diluted	3,679	3,860